As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXGEN ENERGY LTD.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1090	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 3150 - 1021 West Hastings Street

Vancouver, British Columbia V6E 0C3

Canada

(604) 428-4112

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1070 - 1095 West Pender Street Vancouver, British Columbia V6E 2M6 Canada (604) 630-5199	Leigh R. Curyer President and Chief Executive Officer NexGen Energy Ltd. Suite 3150 - 1021 West Hastings Street Vancouver, British Columbia V6E 0C3 Canada (604) 428-4112	Jay Sujir Ronald G. Murray Farris LLP 25th Floor, 700 West Georgia Street Vancouver, British Columbia V7Y 1B3 Canada (604) 684-9151

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.

☐ pursuant to Rule 467(b) on (        ) at (        ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (        ).

3.

☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, excluding Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from such securities regulatory authorities. This prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada, excluding Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities in those jurisdictions.

This preliminary short form base shelf prospectus does not constitute an offer to sell or an invitation to subscribe for, or solicitation of an offer to subscribe for or buy, these securities to any person in Australia. This preliminary short form prospectus has not been, and will not be, and no other disclosure document in relation to these securities will be lodged with the Australian Securities and Investments Commission or any other regulatory authority in Australia and this preliminary short form base shelf prospectus is not, and does not purport to be, a document containing disclosure to investors for the purposes of Part 6D.2 or 7.9 of the Corporations Act 2001 (Cth) (“Australian Corporations Act”). It is not intended to be used in connection with any offer for which such disclosure is required and does not contain all the information that would be required by those provisions if they applied. It is not to be provided to any ‘retail client’ as defined in section 761G of the Australian Corporations Act. The Corporation is not licensed in Australia to provide financial product advice in respect of these securities. Australian cooling-off rights do not apply to the acquisition of these securities.

The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

Subject to Completion, dated August 5, 2022

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada, excluding Québec. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of NexGen Energy Ltd. at Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 (Telephone (604) 428-4112), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	2022

NEXGEN ENERGY LTD.

$500,000,000

Common Shares

Warrants

Subscription Receipts

Units

Debt Securities

NexGen Energy Ltd. (“NexGen” or the “Corporation”) may offer and sell from time to time common shares of the Corporation (“Common Shares”), warrants (“Warrants”) to purchase any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”), units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, debt securities (in each case, “Debt Securities”) or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, each a “Security”) for up to an aggregate offering price of $500,000,000 (or its equivalent in other currencies), in one or more transactions during the 25 month period that this Prospectus, including any amendments hereto, remains effective.

NexGen is permitted, under a multi-jurisdictional disclosure system (the “MJDS”) adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Corporation prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Thus, the Corporation’s financial statements may not be comparable to the financial statements of United States companies.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences for purchasers who are citizens of, or resident in, the United States are not described fully herein and may not be fully described in any applicable Prospectus Supplement (as defined below). Purchasers of Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of the Province of British Columbia, Canada, that most of its officers and directors are residents of Canada, that some of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Corporation will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series.

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Cautionary Statement On Forward-Looking Information” and “Risk Factors”.

An investor should read this Prospectus and the applicable Prospectus Supplement carefully before investing in any Securities.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

The Securities may be sold pursuant to this Prospectus directly to investors or through underwriters, dealers or agents designated from time to time, at amounts and prices and other terms determined by the Corporation. A Prospectus Supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Securities, the amounts, if any, to be purchased by underwriters, and the plan of distribution for such Securities, including the net proceeds the Corporation expects to receive from the sale of such Securities, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents. This Prospectus may qualify an “at-the-market-distribution” as such term is defined in National Instrument 44-102 Shelf Distributions (“NI 44- 102”). In connection with any offering (other than an at-the-market distribution or as otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market” distribution under this Prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”. As of the date of this Prospectus, no underwriter or dealer is in a contractual relationship with the Corporation requiring the underwriter or dealer to distribute Securities under this Prospectus. Accordingly, no underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

The Corporation does not intend to qualify for issuance under this Prospectus “specified derivatives” or “asset backed securities” that are “novel”, all within the meaning of applicable securities laws.

The Corporation will file an undertaking with the Autorité des marches financiers in Québec that it will not distribute Securities in Canada by way of an “at-the-market distribution” (as contemplated in Part 9 of NI 44-102) under this Prospectus unless the Corporation has filed an amendment to the Prospectus adding Québec as a jurisdiction in which the Securities will be distributed or otherwise obtained exemptive relief therefrom.

The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “NXE”. On August 4, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $5.37. In addition, the Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXE”. On August 4, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the NYSE was US$4.17. In addition, the Common Shares are listed on the Australian Securities Exchange (the “ASX”) as Chess Depositary Instruments (“CDIs”), with each CDI representing one Common Share, under the symbol “NXG”. On August 4, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the ASX was A$6.01. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Common Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

The Corporation’s head office is located at Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 and its registered office is located at 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3.

Directors of the Corporation residing outside of Canada have appointed NexGen Energy Ltd. at Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for service of process.

Name of Person	Name and Address of Agent
Warren Gilman	NexGen Energy Ltd. Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3
Chris McFadden	NexGen Energy Ltd. Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3
Donald Roberts	NexGen Energy Ltd. Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3
Trevor Thiele	NexGen Energy Ltd. Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3

ABOUT THIS SHORT FORM PROSPECTUS

In this Prospectus, the Corporation and its subsidiaries are collectively referred to as the “Corporation” or “NexGen”, unless the context otherwise requires. Readers should rely only on the information contained or incorporated by reference in this Prospectus. The Corporation has not authorized anyone to provide readers with information that is different or additional information from that contained in this Prospectus. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement or any document incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Corporation, www.nexgenergy.ca , shall not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or document incorporated by reference herein or therein, and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

All statements, other than statements of historical fact, contained or incorporated by reference in this Prospectus constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking information herein and in the documents incorporated by reference herein are provided as of the date of such documents only, and the Corporation does not intend, and does not assume any obligation, to update this forward-looking information and statements, except as required by law. Generally, forward-looking information and statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotation thereof. Forward-looking information and statements contained or incorporated by reference in this Prospectus include statements with respect to the future financial and operating performance of NexGen; planned exploration and development activities; the future interpretation of geological information; the cost and results of operational activities including objectives, exploration, development and evaluation activities; expectations regarding mineral reserves and mineral resources; realization of mineral reserves and mineral resource estimates; reclamation costs and timing; results of the Rook I FS Technical Report (as defined below); expectations with respect to the process for and receipt of regulatory approvals, permits and licenses under governmental and other applicable regulatory regimes; future financings and the ability to raise capital; the future price of uranium; requirements for additional capital; and the listing of Securities on any securities exchange.

Forward-looking information and statements are based on the then current expectations, beliefs, assumptions, estimates and forecasts of NexGen about NexGen’s business and the industry and markets in which it operates.

Forward-looking information and statements are made based upon numerous assumptions, including among others, that the results of planned exploration and development activities are as anticipated and on time; the price of uranium and other market conditions and factors; the cost of planned exploration and development activities; there will be limited changes in any project parameters as plans continue to be refined; the performance of the EPCM contract for the FEED stage of the Rook I Project in a timely manner and in accordance with its terms; that financing will be available if and when needed and on reasonable terms; that third party contractors, equipment, supplies and governmental and other approvals required to conduct NexGen’s planned exploration and development activities will be available on reasonable terms and in a timely manner; that there will be no revocation of government approvals and that general business, economic, competitive, social and political conditions will not change in a material adverse manner; financial and uranium markets will not be adversely affected by a global pandemic (including COVID-19); suppliers, employees, contractors and subcontractors will be available to continue operations as needed; demand for, and supply of, uranium, including long-term contracting, public perception of nuclear power and construction, maintenance and operation of nuclear power facilities; tax rates, interest rates and exchange rates; mineral reserve and resources estimates and the assumptions on which they are based; and the listing of Common Shares qualified by this document on any securities exchange. Although the assumptions made by the Corporation in providing forward-looking information or making forward-looking statements are considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate.

Forward-looking information and statements also involve known and unknown risks and uncertainties and other factors, which may cause actual results, performances and achievements of NexGen to differ materially from any projections of results, performances and achievements of NexGen expressed or implied by such forward-looking information or statements, including, among others, negative operating cash flow and dependence on third party financing; uncertainty of additional financing; price of uranium; the appeal of alternate sources of energy; exploration risks; uninsurable risks; reliance upon key management and other personnel; imprecision of mineral resource estimates; pending assay results; changes in climate or increases in environmental regulation; aboriginal title and consultation issues; deficiencies in the Corporation’s title to its properties; information security and cyber threats; failure to manage conflicts of interest; failure to obtain or maintain required permits and licenses; changes in laws, regulations and policy; changes in government policy; competition for resources and financing; volatility in market price of the Common Shares; potentially dilutive future financings; financial and uranium market reactions, as well as effects on individuals on which NexGen relies, as a result of global pandemics (including COVID-19); speculative nature of exploration and development projects; liquidity of securities of NexGen; dilution risks to existing securityholders; risks associated with the sale of securities of NexGen; inability to exploit, expand and replace mineral reserves and mineral resources; and other factors discussed or referred to in this Prospectus under “Risk Factors”.

Although NexGen has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information or statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

There can be no assurance that such information or statements will prove to be accurate, as actual results and future events and actions could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information or statements. The forward-looking information and statements contained in this Prospectus are made as of the date of this Prospectus and, accordingly, are subject to change after such date.

All of the forward-looking statements made in this Prospectus are qualified by these cautionary statements and those made in the Corporation’s other filings with the securities regulators of Canada and the United States including the cautionary statements made in the “Risk Factors” section of this Prospectus, the “Risk Factors” section of the AIF, the ‘‘Financial Instruments and Risk Management’’ section of the 2021 MD&A, and the risk factors set out in the other documents incorporated by reference herein or in the applicable Prospectus Supplement. These factors are not intended to represent a complete list of the factors that could affect NexGen. NexGen disclaims any intention or obligation to update or revise any forward-looking statements or to explain any material difference between subsequent actual events and such forward-looking statements, except to the extent required by applicable law. The Corporation’s public filings with the securities commissions or similar authorities in each of the provinces of Canada, excluding Québec, can be found through the System for Electronic Document Analysis and Retrieval (“SEDAR”) on the Corporation’s profile at www.sedar.com.

NOTICE REGARDING PRESENTATION OF MINERAL RESERVE AND RESOURCE ESTIMATES

In accordance with applicable Canadian securities regulatory requirements, all mineral reserve and mineral resource estimates of NexGen incorporated by reference in this Prospectus have been prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), classified in accordance with Canadian Institute of Mining Metallurgy and Petroleum’s “CIM Standards on Mineral Resources and Reserves Definitions and Guidelines” (the “CIM Guidelines”). The definitions of mineral reserves and mineral resources are set out in our disclosure of the Corporation’s mineral reserve and mineral resource estimates that are incorporated by reference in this Prospectus.

Pursuant to the CIM Guidelines, mineral resources have a higher degree of uncertainty than mineral reserves as to their existence as well as their economic and legal feasibility. Inferred mineral resources, when compared with measured or indicated mineral resources, have the least certainty as to their existence, and it cannot be assumed that all or any part of inferred mineral resources will be upgraded to an indicated or measured mineral resource as a result of continued exploration. Pursuant to NI 43-101, inferred mineral resources may not form the basis of any economic analysis, including any feasibility study. Accordingly, investors are cautioned not to assume that all or any part of a mineral resource exists, will ever be converted into a mineral reserve, or is or will ever be economically or legally mineable or recovered.

Canadian disclosure requirements with respect to mineral reserves and mineral resources and mining operations differ from United States disclosure requirements. Accordingly, information contained in this Prospectus containing descriptions of the Corporation’s mineral reserves and mineral resources and mining operations may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of United States federal securities laws and the rules and regulations thereunder.

If, after the date of this Prospectus, NexGen is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property material to the Corporation, NexGen will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to a “shelf prospectus supplement”.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

The Corporation is a corporation existing under the laws of the Province of British Columbia, Canada. A majority of the assets of the Corporation are located outside of the United States and a majority of the directors and officers of the Corporation and some of the experts named in this Prospectus are residents of Canada and a majority of their assets are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under United States federal securities laws. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

The Corporation has filed with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Puglisi & Associates, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving it in a U.S. court arising out of or related to or concerning the offering of securities under this Prospectus.

CERTAIN AVAILABLE INFORMATION

NexGen is subject to the informational reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the Common Shares are registered under Section 12(b) of the Exchange Act. Accordingly, the Corporation is required to publicly file reports and other information with the SEC. Under the MJDS, the Corporation is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The Corporation’s filings with the SEC are electronically available from the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”), and which may be accessed at www.sec.gov.

The Corporation has filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, including the documents incorporated by reference in this Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the registration statement and the exhibits thereto. The registration statement can be found on EDGAR at www.sec.gov.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

All references to “$” in this Prospectus are to Canadian dollars, all references to “US$” are to United States dollars and all references to “A$” are to Australian dollars. On August 4, 2022, the Bank of Canada daily rate of exchange was US$1.00 = $1.285 or $1.00 = US$0.778, and A$1.00 = $0.896 or $1.00 = A$1.1176.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada, excluding Québec. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of the Corporation at Suite 3150 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 (Telephone (604) 428-4112) and are also available electronically at www.sedar.com. The filings of the Corporation through SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The information incorporated by reference is considered part of this Prospectus, and information filed with the securities commission or similar authorities in each of the provinces of Canada, excluding Québec, subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, excluding Québec, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	annual information form of the Corporation for the year ended December 31, 2021 dated February 25, 2022 (the “AIF”);

(b)	audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2021 and 2020, together with the notes thereto and the auditor’s report thereon;

(c)	management’s discussion and analysis of financial condition and result of operations of the Corporation for the year ended December 31, 2021 (the “2021 MD&A”);

(d)	unaudited consolidated financial statements of the Corporation as at and for the three and six month periods ended June 30, 2022, together with the notes thereto;

(e)	management’s discussion and analysis of financial condition and result of operations of the Corporation for the three and six month periods ended June 30, 2022; and

(f)	management information circular dated May 9, 2022 prepared in connection with the annual general and special meeting of shareholders of the Corporation held on June 23, 2022.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Prospectus Distributions (excluding confidential material change reports), if filed by the Corporation with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus or the applicable Prospectus Supplement is filed with, or furnished to, the SEC pursuant to the Exchange Act, after the date of this Prospectus or the applicable Prospectus Supplement, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus or the applicable Prospectus Supplement forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein). The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and the readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Upon a new annual information form and annual consolidated financial statements (and accompanying management’s discussion and analysis of financial condition and results of operations) being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes.

The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

NEXGEN ENERGY LTD.

NexGen is engaged in uranium exploration and development. The Corporation’s head office is located at Suite 3150-1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 and its registered office is located at 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3.

NexGen was incorporated on March 8, 2011 under the Business Corporations Act (British Columbia) (the “BCBCA”) as “Clermont Capital Inc.”, a “capital pool company” within the meaning of Policy 2.4 – Capital Pool Companies (the “CPC Policy”) of the TSX Venture Exchange (the “TSXV”). On March 29, 2012, the Corporation’s common shares commenced trading on the TSXV under the symbol “XYZ.P”.

On April 19, 2013, the Corporation completed its “qualifying transaction” and in connection therewith consolidated its common shares on a 2.35:1 basis and changed its name to “NexGen Energy Ltd.”. On April 22, 2013, the Common Shares commenced trading on the TSXV under the symbol “NXE”. On July 15, 2016, the Common Shares were voluntarily delisted from the TSXV and commenced trading on the TSX under the symbol “NXE”.

On May 17, 2017, the Common Shares ceased trading on the OTCQX and commenced trading on the NYSE American under the symbol “NXE”. On March 4, 2022, the Common Shares were uplisted from the NYSE American LLC and commenced trading on the NYSE under the symbol “NXE”.

On July 2, 2021, the Common Shares commenced trading as CDIs on the ASX under the symbol “NXG”.

NexGen is a reporting issuer in all of the Canadian provinces, excluding Québec. The Common Shares are also registered under the Exchange Act, and NexGen is subject to the SEC reporting requirements thereunder.

The Corporation has three wholly-owned subsidiaries: NXE Energy Royalty Ltd., NXE Energy SW1 Ltd. and NXE Energy SW3 Ltd. (collectively, the “Subsidiaries”). The Corporation also holds 50.1% of the outstanding common shares of IsoEnergy Ltd. (“IsoEnergy”). Each of the Subsidiaries and IsoEnergy were incorporated under the BCBCA.

General Development of the Business

Overview

NexGen is a British Columbia company headquartered in Vancouver, British Columbia, Canada with a focus on the exploration and development of Canadian uranium projects. NexGen owns a portfolio of prospective uranium exploration assets in the Athabasca Basin, Saskatchewan, Canada.

NexGen’s principal asset is currently its 100% interest in the Rook I uranium project, a development project in the Athabasca Basin, Saskatchewan, Canada (the “Rook I Project”), which includes the Arrow discovery in February 2014, the Bow discovery in March 2015, the Harpoon discovery in August 2016 and the South Arrow discovery in July 2017. The Rook I Project consists of 32 contiguous mineral claims totaling 35,065 hectares.

Further information regarding the business of the Corporation, its operations and its mineral properties can be found in the Corporation’s AIF (as defined under “Documents Incorporated by Reference”) and the materials incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

Recent Developments

Except as set out below, there have been no material developments in the business of the Corporation since December 31, 2021, being the end of the financial year in respect of which the Corporation filed the AIF, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

Uplisting to the New York Stock Exchange

On March 4, 2022, the Common Shares were uplisted from the NYSE American LLC and commenced trading on the NYSE under the symbol “NXE”.

Impact Benefit Agreement with Clearwater River Dene Nation

On April 25, 2022, the Corporation announced the signing of an impact benefit agreement with the Clearwater River Dene Nation (the “CRDN”) which related to the environmental, cultural, economic, employment and other benefits to be provided to the CRDN by the Corporation in respect of the Rook I Project, and confirmed the consent and support of the CRDN for the Rook I Project.

Submission of the Rook I Project Environmental Impact Study

On June 21, 2022, the Corporation announced that it completed the submission of its draft environmental impact statement (the “EIS”) to the Saskatchewan Ministry of Environment and the Canadian Nuclear Safety Commission (the “CNSC”). The EIS submission included letters of support for the Rook I Project from each of the CRDN, Birch Narrows Dene Nation, and Buffalo River Dene Nation, which all have also endorsed the Rook I Project through the execution of benefit agreements with NexGen.

The submission of the EIS follows the Provincial and Federal Environmental Assessment processes that commenced in April 2019 following regulatory acceptance of NexGen’s Rook I Project description.

On July 12, 2022, the CNSC announced their acceptance of the EIS, which followed a 30-day period during which the CNSC conducted a conformance review of the EIS submission and confirmed no comments or conditions. Further, the acceptance marks the formal commencement of the 90-day period during which the CNSC will coordinate both the Federal technical and public review of the EIS.

Exploration

On July 28, 2022, the Company announced the results of its 2021 regional exploration drilling program at the Rook I Project, including intersections of mineralization in AR-21-268 (“Below Arrow”) and RK-21-140 (“Camp East’).

NexGen also announced the commencement of a 2022 exploration drill program focused on regional exploration targets at the Rook I Project and an extensive geophysical program over high priority areas (SW1, SW2, and SW3 properties) of NexGen’s mineral tenure in the southwest Athabasca Basin, Saskatchewan.

COVID-19 Pandemic

The duration and impact of the ongoing COVID-19 outbreak is not known at this time, but the risks to the Corporation may include delays in the previously disclosed timelines and activity levels associated with the

Corporation’s baseline engineering, environmental assessment and the ability to raise funds through debt and equity markets. To date, the Corporation’s operations and ability to raise funds have not been significantly impacted. The Corporation has implemented proper COVID-19 protocols at each of its locations that are in line with the respective regional health authorities COVID-19 guidelines.

CONSOLIDATED CAPITALIZATION

There has been no material change in the consolidated capitalization of the Corporation since December 31, 2021, the date of the Corporation’s most recent financial statements.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

During the 25 month period that this Prospectus remains valid, the Corporation may offer for sale and issue Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Corporation from time to time. The Corporation may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102 of the Canadian Securities Administrators, including sales made directly on the TSX, NYSE, ASX or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Corporation may offer Securities in the same offering, or it may offer Securities in separate offerings.

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or one of its subsidiaries. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the Corporation’s net proceeds; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and outlined in the applicable Prospectus Supplement and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time. If, in connection with the offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

The Securities may also be sold: (i) directly by the Corporation at such prices and upon such terms as agreed to by the Corporation and the purchaser of such Securities; or (ii) through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market distribution as defined in and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to at-the-market distributions, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter of the at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus and applicable Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

The Corporation may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Corporation at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no trading market through which Warrants, Subscription Receipts, Units and Debt Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

USE OF PROCEEDS

The net proceeds to the Corporation from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement.

DESCRIPTION OF COMMON SHARES

NexGen is authorized to issue an unlimited number of Common Shares and 479,423,817 Common Shares were issued and outstanding as of the date of this Prospectus. There are no limitations contained in the articles or notice of articles of NexGen on the ability of a person who is not a Canadian resident to hold Common Shares or exercise the voting rights associated with Common Shares. In addition, as of the date of this Prospectus, there were 43,117,437 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.68, for a total of 522,541,254 Common Shares on a fully-diluted basis.

The Corporation may issue Common Shares, separately or together, Warrants, Subscription Receipts, Units, Debt Securities or any combination thereof, as the case may be.

A summary of the rights of the Common Shares is set forth below.

Dividends

Holders of Common Shares are entitled to receive equally, share for share, dividends when, as and if declared by the board of directors of NexGen out of funds legally available therefor.

Liquidation

In the event of the dissolution, liquidation, or winding up of NexGen, holders of Common Shares are entitled to share rateably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of NexGen’s indebtedness.

Voting

Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders of the Corporation and are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors.

DESCRIPTION OF WARRANTS

The Corporation may issue Warrants to purchase, separately or together, Common Shares, Warrants, Subscription Receipts, Units, Debt Securities or any combination thereof, as the case may be.

The Warrants will be issued under a separate Warrant agreement or indenture. A copy of the Warrant agreement or indenture relating to an offering of Warrants will be filed by the Corporation with applicable securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Warrants that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Warrants, and the extent to which the general terms of the Warrants described in this Prospectus apply to those Warrants, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Warrants offered;

•	the price or prices, if any, at which the Warrants will be issued;

•	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

•	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Warrants and the Securities issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including any right to receive payments of dividends or any right to vote such underlying Securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, separately or together, Common Shares, Warrants, Subscription Receipts, Units, Debt Securities or any combination thereof, as the case may be.

The Subscription Receipts will be issued under one or more agreements or indentures, each to be entered into between the Corporation and an escrow agent to be named in the applicable Prospectus Supplement. A copy of the Subscription Receipts agreement or indenture relating to an offering of Subscription Receipts will be filed by the Corporation with applicable securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Subscription Receipts that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Subscription Receipts, and the extent to which the general terms of the Subscription Receipts described in this Prospectus apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price or prices, if any, at which the Subscription Receipts will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	the Securities into which the Subscription Receipts may be exchanged;

•	conditions to the exchange of Subscription Receipts into Securities and the consequences of such conditions not being satisfied;

•	the number of Securities that may be issued upon the exchange of each Subscription Receipt, and the events or conditions under which the amount of Securities may be subject to adjustment;

•	the dates or periods during which the Subscription Receipts may be exchanged;

•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

•

provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the escrow agent;

•	whether the Subscription Receipts will be listed on any securities exchange;

•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non- certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•

material Canadian federal income tax consequences and United States federal income tax consequences of owning the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including any right to receive payments of dividends or any right to vote such underlying securities.

DESCRIPTION OF UNITS

The Corporation may issue Units consisting of one or more, separately or together, Common Shares, Warrants, Subscription Receipts, Debt Securities or any combination thereof, as the case may be.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Units, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Units will be offered;

•	the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•

any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF DEBT SECURITIES

The Corporation may issue Debt Securities, separately or together with Common Shares, Warrants, Subscription Receipts, Units or any combination thereof, as the case may be.

The Debt Securities will be issued under a separate agreement or indenture. A copy of the agreement or indenture relating to an offering of Debt Securities will be filed by the Corporation with applicable securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Debt Securities that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Debt Securities, and the extent to which the general terms of the Debt Securities described in this Prospectus apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	any limit upon the aggregate principal amount of such Debt Securities;

•

the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	the issue price (at par, at a discount or at a premium) of such Debt Securities;

•	the date or dates on which such Debt Securities will be issued and delivered;

•	the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date;

•	the rate or rates per annum (either fixed or floating) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

•

the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

•	if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

•	if applicable, whether the obligations under the Debt Securities are secured or unsecured obligations of the Corporation;

•	the trustee under any applicable trust indenture pursuant to which such Debt Securities are to be issued;

•	any redemption term or terms under which such Debt Securities may be terminated whether at or prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to such Debt Securities;

•	whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•

any exchange or conversion terms, including terms relating to the conversion of the Debt Securities into Common Shares or other securities of the Corporation, and any provisions for the adjustment thereof;

•

if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Corporation or of any other entity, and any restrictions on the persons to whom such securities may be issued;

•	the provisions applicable to the modification of the terms of the indenture; and

•	any other material terms or covenants applicable to such Debt Securities.

Prior to the exercise of any Debt Securities, holders of such Debt Securities will not have any of the rights of holders of the any securities that they would receive up upon a due exercise or conversion of the Debt Securities, including any right to receive payments of dividends or any right to vote such underlying securities.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information in respect of the Common Shares that the Corporation issued within the previous 12-month period, including Common Shares that the Corporation issued either upon the exercise of options, or which were granted under the Corporation’s stock option plan, or any other equity compensation plan, will be provided as required in a Prospectus Supplement with respect to the issuance of securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are currently listed on the TSX under the trading symbol “NXE”, the NYSE under the trading symbol “NXE” and as CDIs on the ASX under the trading symbol “NXG”. Trading price and volume of the Corporation’s Securities will be provided as required, as applicable, in each Prospectus Supplement to this Prospectus.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain United States federal income tax consequences to an investor acquiring any Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS

The operations of the Corporation are speculative due to the high-risk nature of its business which is the exploration and development of mining properties. Before making an investment decision in Securities of the Corporation, prospective purchasers should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including any risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the AIF, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Corporation. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operation. The Corporation cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, in the 2021 MD&A, and in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Use of Proceeds

While detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement, the Corporation will have broad discretion over the use of the net proceeds from an offering of Securities and could spend the proceeds in ways that do not improve the Corporation’s results of operations or enhance the value of its securities. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Corporation’s business and cause the price of the securities of the Corporation to decline. Pending their use, the Corporation may also invest net proceeds from an offering of its Securities in a manner that does not produce income or that loses value.

Future Sales or Issuances of Securities

The Corporation may issue additional securities to finance future activities outside of the potential offerings under this Prospectus. The Corporation cannot predict the size of future issuances of securities or the effect, if any, that future issuances and sales of securities will have on the market price of the Securities of the Corporation. Sales or issuances of substantial numbers of the Corporation’s securities, or the expectation that such sales could occur, may adversely affect prevailing market prices of its Securities. In connection with any issuance of securities of the Corporation, investors may suffer dilution to their voting power and the Corporation may experience dilution in its earnings per share.

Market for Securities

There is currently no market through which the Corporation’s securities, other than its Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, the Corporation’s Warrants, Subscription Receipts, Units and Debt Securities will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, investors may not be able to resell Warrants, Subscription Receipts, Units or Debt Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Corporation’s securities, other than its Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of trading regulation. There can be no assurance that an active trading market will develop for the aforementioned securities, or, if developed, that such a market will be sustained at the price level at which it was offered.

Foreign Currency Risks

Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than the currency primarily used by such purchaser. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

These are not the only risks and uncertainties that the Corporation faces. Additional risks and uncertainties not presently known to the Corporation or that the Corporation currently considers immaterial may also impair its business operations. These risk factors could materially affect the Corporation’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Corporation.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, the issue and sale of the Securities will be passed upon for the Corporation as to matters of Canadian law by Farris LLP and as to matters of U.S. law by Dorsey & Whitney LLP. As at the date of this Prospectus, the partners and associates of Farris LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

EXPERTS

Mr. Anthony (Tony) George, P.Eng., Chief Project Officer and Mr. Jason Craven, P.Geo., Exploration Manager for NexGen, who are each a “Qualified Person” within the meaning of this term in NI 43-101, has reviewed and approved sections of the documents incorporated by reference into this Prospectus that are of a scientific or technical nature. To the knowledge of NexGen, each of Messrs. George and Craven is the registered or beneficial owner, directly or indirectly, of less than one percent of the outstanding Common Shares.

The NI 43-101 technical report titled “Arrow Deposit, Rook I Project, Saskatchewan, NI 43-101 Technical Report on Feasibility Study”, with an effective date of February 22, 2021, and as amended and restated on March 10, 2021(the “Rook I FS Technical Report”) was authored by Mr. Mark Hatton, P.Eng., Stantec Consulting Ltd; Mr. Paul O’Hara, P.Eng., Wood Canada Limited; and Mr. Mark Mathisen, C.P.G., Roscoe Postle Associates Inc. (now a part of SLR Consulting (Canada) Ltd.). Each of Messrs. Hatton, O’Hara and Mathisen were independent in accordance with the requirements of NI 43-101. To the knowledge of NexGen as of the date hereof, each of Messrs. Hatton, O’Hara and Mathisen, and each of the respective partners, employees and consultants of Stantec Consulting Ltd, Wood Canada Limited and Roscoe Postle Associates Inc. who participated in the preparation of the Rook I FS Technical Report, or who were in a position to influence the outcome of such report, are the registered or beneficial owner, directly or indirectly, of less than one percent of the outstanding Shares.

AUDITORS

The auditors of NexGen are KPMG LLP, Chartered Professional Accountants, 11th Floor, 777 Dunsmuir Street, Vancouver, BC V7Y 1K3.

KPMG LLP has confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation, and that they are independent accountants with respect to the Corporation under all relevant U.S. professional and regulatory standards.

REGISTRAR AND TRANSFER AGENT

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal offices in Toronto and Vancouver, British Columbia.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part: the documents listed under “Documents Incorporated by Reference” in this Prospectus and in any Prospectus Supplement; the form of indenture for debt securities; auditor consent; and powers of attorney from certain of the Corporation’s directors and officers. A copy of the form of any applicable underwriting agreement, warrant agreement, subscription receipt agreement or supplemental indenture will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the Exchange Act.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Warrants, Subscription Receipts, Debt Securities or Units comprised of any such Securities (each, a “convertible security”) will have a contractual right of rescission against the Corporation in respect of the exercise, surrender or conversion of such convertible securities.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the convertible security, the amount paid upon exercise, surrender or conversion of the convertible security in connection with acquiring underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the exercise, surrender or conversion takes place within 180 days of the date of the purchase of the convertible security under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible security under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

NexGen Energy Ltd. (“we”, “us” or “our company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(1)	indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened , pending or completed.

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the Act, we may indemnify a director, former director, officer or former officer and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with certain of our directors and officers.

Pursuant to our articles, the failure of an eligible party to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

•	is or was a director, alternate director, officer, employee or agent of our company;

•	is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of our company, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1

Annual Information Form for the fiscal year ended December 31, 2021 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 40-F of NexGen Energy Ltd. for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022) (File No. 001-38072).

4.2

Audited Consolidated Financial Statements as at and for the years ended December 31, 2021 and 2020, together with the notes thereto and the auditor’s report thereon (incorporated by reference to Exhibit 99.3 to the Annual Report on Form 40-F of NexGen Energy Ltd. for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022) (File No. 001-38072).

4.3

Management’s Discussion and Analysis of Financial Condition and Result of Operations for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.2 to the Annual Report on Form 40-F of NexGen Energy Ltd. for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022) (File No. 001-38072).

4.4

Management Information Circular, dated May 9, 2022, prepared in connection with the annual general and special meeting of shareholders held on June 23, 2022 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of NexGen Energy Ltd. filed with the Commission on May 19, 2022) (File No. 001-38072).

4.5

Unaudited consolidated financial statements as at and for the three and six month periods ended June 30, 2022, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of NexGen Energy Ltd. filed with the Commission on August 5, 2022) (File No. 001-38072).

4.6

Management’s discussion and analysis of financial condition and result of operations for the three and six month periods ended June 30, 2022 (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K of NexGen Energy Ltd. filed with the Commission on August 5, 2022) (File No. 001-38072).

5.1	Consent of KPMG LLP

5.2*	Consent of Paul O’Hara, P.Eng.

5.3*	Consent of Mark B. Mathisen, C.P.G.

5.4*	Consent of Mark Hatton, P.Eng.

5.5*	Consent of Anthony (Tony) George, P.Eng.

5.6*	Consent of Jason Craven, P.Geo.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

7.1*	Form of Indenture.

107	Calculation of Filing Fee Table

*	To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

NexGen Energy Ltd. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, NexGen Energy Ltd. is filing with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of NexGen Energy Ltd. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NexGen Energy Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on August 5, 2022.

NEXGEN ENERGY LTD.

By:	/s/ Leigh R. Curyer
Name:	Leigh R. Curyer
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Leigh R. Curyer, Harpreet Dhaliwal and Travis McPherson, and each of them, any of whom may act without the joinder of any other, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on August 5, 2022.

Signature	Title

/s/ Leigh R. Curyer Leigh R. Curyer	Chief Executive Officer. President and Director (Principal Executive Officer)

/s/ Harpreet Dhaliwal Harpreet Dhaliwal	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Christopher McFadden Christopher McFadden	Chairman of the Board of Directors

/s/ Warren Gilman Warren Gilman	Director

/s/ Karri Howlett Karri Howlett	Director

/s/ Richard Patricio Richard Patricio	Director

/s/ Don J. Roberts Don J. Roberts	Director

/s/ Trevor J. Thiele Trevor J. Thiele	Director

/s/ Sybil Veenman Sybil Veenman	Director

/s/ Brad Wall Brad Wall	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of NexGen Energy Ltd. in the United States, on August 5, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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